EXHIBIT 5.1

FREDRIKSON & BYRON, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota  55402

Telephone:  (612) 492-7000
Facsimile:  (612) 492-7077

October 15, 2010

Art’s-Way Manufacturing Co., Inc.
5556 Highway 9
Armstrong, Iowa 50514

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as corporate counsel to Art’s-Way Manufacturing Co., Inc. (the “Company”) in connection with the original registration by the Company on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) of 200,000 shares of Common Stock (the “Shares”) issuable pursuant to the Company’s 2007 Non-Employee Directors Stock Option Plan and 200,000 shares of Common Stock issuable pursuant to the Company’s 2007 Stock Option Plan (the “Plans”).

In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company: (i) the Company’s Articles of Incorporation; (ii) the Company’s By-Laws; (iii) certain corporate resolutions certified by the Secretary of the Company as having been adopted by the Board of Directors and shareholders of the Company pertaining to the approval of the Plans; (iv) the Plans; and (v) the Registration Statement.

Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that, upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan and Director Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours, FREDRIKSON & BYRON, P.A.

By: /s/ Ryan C. Brauer
Ryan C. Brauer